SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2010

WALGREEN CO.
(Exact name of registrant as specified in its charter)

Illinois	1-604	36-1924025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 940-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2010, the Board of Directors of Walgreen Co. (the “Company”) elected Ginger L. Graham to the Board effective May 1, 2010 to hold office until the Company’s 2011 annual meeting of shareholders.  The Board also elected Ms. Graham to serve on the Board’s Finance Committee and Compensation Committee.

Ms. Graham is the President and Chief Executive Officer of Two Trees Consulting, Inc., a healthcare and executive leadership consulting firm.  Ms. Graham is also a director and a member of the Audit Committee of Genomic Health, Inc., a Nasdaq listed company.

On April 13, 2010, the Company issued a press release announcing Ms. Graham’s election.  A copy of the press release is furnished as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

The following exhibit is being furnished as part of this Form 8-K:

Exhibit Number	Exhibit Title

99.1	Press Release issued by Walgreen Co. on April 13, 2010.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREEN CO.

Date: April 15, 2010	By:	/s/ Dana I. Green
Name: Dana I. Green
Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Press Release issued by Walgreen Co. on April 13, 2010.